Exhibit 5.1

[KEYCORP LETTERHEAD]

KeyCorp

127 Public Square

Cleveland, Ohio 44114

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

I am the Secretary and General Counsel of KeyCorp, an Ohio corporation (the “Corporation”) and in that capacity represent the Corporation and its subsidiaries as counsel, and have acted as counsel to the Corporation in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed on November 30, 2015 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the Corporation’s common shares, par value $1.00 per share (the “Common Shares”) and the Corporation’s Fixed-to-Floating Rate Perpetual Noncumulative Preferred Stock, Series C, par value $1.00 per share (the “Preferred Stock”), that may be issued in connection with the proposed merger of First Niagara Financial Group, Inc., a Delaware corporation (“First Niagara”), with and into the Corporation, with the Corporation surviving the merger (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of October 30, 2015, by and between the Corporation and First Niagara (the “Merger Agreement”), as further described in the Registration Statement. The Common Shares and the Preferred Stock are collectively referred to herein as “Securities.”

I have participated in the preparation of the Registration Statement and have reviewed the Merger Agreement. I am familiar with the corporate proceedings of the Corporation to date with respect to the proposed issuance and sale of the Securities, and I have examined such corporate records of the Corporation and such other documents and certificates as I have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In rendering this opinion, I have assumed, with your consent and without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents; and (ii) all persons executing agreements, instruments or documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.

Based on and subject to the foregoing, I am of the opinion that all necessary corporate action on the part of the Corporation has been taken to authorize the issuance of the Securities in connection with the Merger, and when the Registration Statement has been declared effective by order of the Commission and the Securities have been issued in accordance with the terms and conditions set forth in the Merger Agreement, the Securities will be validly issued, fully paid and nonassessable.

This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you or any other person, or to make any investigation, as to changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

The foregoing opinion is rendered in my capacity as Secretary and General Counsel of the Corporation and is limited solely to the laws of the State of Ohio and the federal laws of the United States. I express no opinion as to matters governed by any laws other than laws of the State of Ohio and the federal laws of the United States.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to myself and this opinion under the heading “Legal Opinions” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul N. Harris
Paul N. Harris Secretary and General Counsel